Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER RESULTS

— Solid Earnings from Operations, Increased Revenue and Backlog —

— Noncash Charge to Impair Goodwill —

— Extends Credit Agreement —

Houston, TX — November 3, 2011 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today reported results for the third quarter ended September 30, 2011.

The Company recorded a net loss, including the effect of a significant reduction in goodwill balances, of $36,569,000, or $(0.98) per diluted share, for the quarter ended September 30, 2011.  Excluding the reduction in goodwill and other noncash charges discussed below, adjusted non-GAAP net income was $5,348,000, or $0.14 per share, as compared to $4,996,000 or $0.13 per diluted share, in the third quarter of 2010.  The Company reported revenue of $328,113,000 in the current quarter.  On a same-store basis, the Company reported revenue of $284,496,000, as compared to $268,871,000 in 2010.

During the third quarter of 2011, the Company concluded that impairment indicators existed within certain companies based on year to date results and recent forecasts.  As a result, the Company performed applicable tests as prescribed by the accounting literature and recognized a pre-tax, noncash goodwill impairment charge of $55,134,000, or $(1.20) per diluted share after-tax.  These revised forecasts also affected judgments concerning likely future benefits from prior tax losses and the value of existing earn-out obligations.  As a result, the Company recognized an additional noncash charge of $2,056,000, or $(0.05) per diluted share, due to the increase in valuation allowances related to the utilization of certain state net operating loss carryforwards.  The Company also recorded a noncash change in the fair value of earn-out obligations, which resulted in pre-tax income of $5,077,000, or $0.13 per diluted share after tax.

The Company reported negative free cash flow of $840,000 in the current quarter, as compared to positive free cash flow of $1,274,000 in the third quarter of 2010.  Backlog as of September 30, 2011 was $636,128,000 as compared to $621,162,000 as of June 30, 2011 and $635,818,000 as of September 30, 2010.

The Company reported a net loss for the nine months ended September 30, 2011 of $(38,577,000), or $(1.03) per diluted share, as compared to net income of $8,944,000 or $0.24 per diluted share in the first nine months of 2010.  Excluding the above mentioned charges, adjusted non-GAAP net income was $2,966,000, or $0.08 per share.  The results for the nine months ended September 30, 2010 included a noncash goodwill impairment charge of $4,446,000 or $0.07 per diluted share after tax that was recorded during the second quarter of 2010, and a noncash change in the fair value of earn-out obligations, which resulted in pre-tax income of $650,000 or $0.01 per diluted share after tax.  Excluding these noncash charges, adjusted non-GAAP net income from continuing operations for the nine months ended September 30, 2010 was $10,481,000 or $0.28 per diluted share.

The Company reported revenue of $922,320,000 from continuing operations for the first nine months of 2011. On a same store basis, the Company reported revenue of $796,000,000, as compared to $754,934,000 for the same period in 2010.  Free cash flow for the nine months ended September 30, 2011 was negative $27,806,000 as compared to negative free cash flow of $10,289,000 in the first nine months of 2010.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “Our underlying results of operations demonstrated solid profitability for the third quarter, and we also experienced same store revenue growth.  We were required to take an impairment charge during the quarter, as we concluded that impairment indicators existed after a review of recent results, current conditions and updated forecasts at certain subsidiaries.  This charge did not impact our cash flows, is not relevant to our financial covenants, and we believe it does not diminish our fundamental results which remain steady in the face of adverse market conditions.”

Mr. Murdy continued, “We continue to operate in a challenging environment, however, backlog has stabilized for several quarters.  We are committed to organic growth and, as demonstrated by the acquisition we announced today, to continuing to add quality operators to our strong family of companies.  Although the timing of recovery in nonresidential construction is uncertain, we are continuing to build for the future.”

During the third quarter, the Company also amended its Credit Agreement to extend the term for five years to September 2016, and made changes to the underlying terms of the agreement that enhance the credit available for acquisitions and investments.

Mr. Murdy concluded, “In addition to adding the stability of a longer commitment, we believe that the changes our banks agreed to will give us the added flexibility to continue to invest despite challenging conditions.  Overall, as we look forward to year end and 2012, we expect continued industry headwind, however, we believe we can maintain our profitability and continue to invest to improve our position in the crucial mechanical building and service industry.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Friday, November 4, 2011 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-713-4199 and enter 82489670 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PBR6YXQD8.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Friday, November 11, 2011 by calling 1-888-286-8010 with the conference passcode of 10582547, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 86 locations in 72 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of future events of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, the use of incorrect estimates for bidding a fixed-price contract, undertaking contractual commitments that exceed our labor resources, failing to perform contractual obligations efficiently enough to maintain profitability, national or regional weakness in construction activity and economic conditions, financial difficulties affecting projects, vendors, customers, or subcontractors, our backlog failing to translate into actual revenue or profits, difficulty in obtaining or increased costs associated with bonding and insurance, impairment to goodwill, errors in our percentage-of-completion method of accounting, the result of competition in our markets, our decentralized management structure, shortages of labor and specialty building materials, retention of key management, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in our reports filed with the Securities and Exchange Commission.  A further list and description of these risks, uncertainties and other factors are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  These forward-looking statements speak only as of the date of this filing. Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, developments, conditions or circumstances on which any such statement is based.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Nine Months Ended September 30, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2011	%	2010	%	2011	%	2010	%
Revenue	$328,113	100.0%	$307,648	100.0%	$922,320	100.0%	$793,711	100.0%
Cost of services	279,005	85.0%	257,339	83.6%	791,493	85.8%	661,929	83.4%
Gross profit	49,108	15.0%	50,309	16.4%	130,827	14.2%	131,782	16.6%

SG&A	41,493	12.6%	41,885	13.6%	126,043	13.7%	114,905	14.5%
Goodwill impairment	55,134	16.8%	—	—	55,134	6.0%	4,446	0.6%
Gain on sale of assets	(58)	—	(29)	—	(162)	—	(502)	(0.1)%
Operating income (loss)	(47,461)	(14.5)%	8,453	2.7%	(50,188)	(5.4)%	12,933	1.6%

Interest expense, net	(462)	(0.1)%	(793)	(0.3)%	(1,366)	(0.1)%	(1,223)	(0.2)%
Changes in the fair value of contingent earn-out obligations	5,077	1.5%	650	0.2%	5,566	0.6%	650	0.1%
Other income (expense)	(16)	—	19	—	(68)	—	25	—

Income (loss) before income taxes	(42,862)	(13.1)%	8,329	2.7%	(46,056)	(5.0)%	12,385	1.6%
Income tax expense (benefit)	(6,293)		2,919		(7,479)		4,164
Income (loss) from continuing operations	(36,569)	(11.1)%	5,410	1.8%	(38,577)	(4.2)%	8,221	1.0%

Gain (loss) on disposition of discontinued operation, including income tax expense of $—, $195, $— and $166	—		(39)		—		723

Net income (loss)	$(36,569)		$5,371		$(38,577)		$8,944

Income (loss) per share:
Basic-
Income (loss) from continuing operations	$(0.98)		$0.14		$(1.03)		$0.22
Gain (loss) on disposition of discontinued operation	—		—		—		0.02
Net income (loss)	$(0.98)		$0.14		$(1.03)		$0.24

Diluted -
Income (loss) from continuing operations	$(0.98)		$0.14		$(1.03)		$0.22
Gain (loss) on disposition of discontinued operation	—		—		—		0.02
Net income (loss)	$(0.98)		$0.14		$(1.03)		$0.24

Shares used in computing income (loss) per share:
Basic	37,325		37,560		37,496		37,564
Diluted	37,325		37,794		37,496		37,821

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — (Unaudited):

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2011	%	2010	%	2011	%	2010	%
Net income (loss) from continuing operations	$(36,569)		$5,410		$(38,577)		$8,221
Goodwill impairment (after tax)	44,886		—		44,886		2,674
Changes in fair value of contingent earn-out obligations (after tax)	(5,025)		(414)		(5,399)		(414)
Tax valuation allowances (after tax)	2,056		—		2,056		—
Net income from continuing operations excluding goodwill impairment,changes in fair value of contingent earn-out obligations and tax valuation allowances	$5,348	1.6%	$4,996	1.6%	$2,966	0.3%	$10,481	1.3%

Diluted earnings per share from continuing operations excluding goodwill impairment, changes in fair value of contingent earn-out obligations and tax valuation adjustments	0.14		0.13		0.08		0.28

Note 1:  Operating results from continuing operations, excluding goodwill impairment, changes in fair value of contingent earn-out obligations and tax valuation adjustments are presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive from third parties.  However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2:  The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2011	%	2010	%	2011	%	2010	%
Net income (loss)	$(36,569)		$5,371		$(38,577)		$8,944
Discontinued operation	—		39		—		(723)
Income taxes	(6,293)		2,919		(7,479)		4,164
Other expense (income), net	16		(19)		68		(25)
Changes in the fair value of contingent earn-out valuations	(5,077)		(650)		(5,566)		(650)
Interest expense, net	462		793		1,366		1,223
Gain on sale of assets	(58)		(29)		(162)		(502)
Goodwill impairment	55,134		—		55,134		4,446
Depreciation and amortization	4,696		4,802		14,228		11,882
Adjusted EBITDA	$12,311	3.8%	$13,226	4.3%	$19,012	2.1%	$28,759	3.6%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income (loss), excluding discontinued operation, income taxes, other (income) expense, net, changes in the fair value of contingent earn-out valuations, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income (loss), net income (loss), or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2011	2010
	(unaudited)

Cash and cash equivalents	$43,692	$86,346
Accounts receivable, net	259,769	233,893
Costs and estimated earnings in excess of billings	29,121	26,648
Other current assets	55,420	56,061
Total current assets	388,002	402,948
Property and equipment, net	40,475	43,620
Goodwill	93,640	147,818
Identifiable intangible assets, net	36,099	39,616
Other noncurrent assets	7,430	6,018
Total assets	$565,646	$640,020

Current maturities of long-term debt	$300	$300
Current maturities of notes to former owners	510	967
Accounts payable	101,421	101,134
Billings in excess of costs and estimated earnings	62,218	63,422
Other current liabilities	91,303	102,387
Total current liabilities	255,752	268,210
Long-term debt, net of current maturities	2,400	2,700
Notes to former owners, net of current maturities	24,969	25,969
Other long-term liabilities	17,877	30,357
Total liabilities	300,998	327,236
Total stockholders’ equity	264,648	312,784
Total liabilities and stockholders’ equity	$565,646	$640,020

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Cash provided by (used in):
Operating activities	$1,478	$(3,772)	$(21,965)	$(14,471)
Investing activities	$(2,567)	$(39,165)	$(6,333)	$(40,417)
Financing activities	$(5,320)	$(20,004)	$(14,356)	$(28,301)

Free cash flow:
Cash from operating activities	$1,478	$(3,772)	$(21,965)	$(14,471)
Purchases of property and equipment	(2,548)	(2,021)	(6,452)	(4,103)
Proceeds from sales of property and equipment	230	11	611	1,229
Taxes paid related to pre-acquisition equity transactions of an acquired company	—	7,056	—	7,056

Free cash flow	$(840)	$1,274	$(27,806)	$(10,289)

Note 1:  Free cash flow is defined as cash flow from operating activities excluding items related to the acquisition of businesses less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.